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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 1,000,000 shares of Blue Rhino Corporation's common stock for the 1998 Stock Incentive Plan, of our report dated March 14, 2001, with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) through December 31, 2000 included on Form 10-K/A of Blue Rhino Corporation for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             Ernst & Young LLP
Winston-Salem, North Carolina
May 7, 2001